Exhibit 99.1

Investor and
Media Inquiries:
Jaime Vasquez
(610) 208-2165
jvasquez@cartech.com

CARPENTER TECHNOLOGY ANNOUNCES
NEW SHARE REPURCHASE PLAN

Wyomissing, Pa., (December 21, 2007) – Carpenter Technology Corporation (NYSE:CRS) today announced its Board of Directors has approved a new share repurchase program of up to $250 million of Carpenter’s outstanding common shares.

“The new share buyback plan is a follow-on to our current $250 million repurchase plan and a continuation of steps in our strategy to effectively deploy excess cash to improve shareholder value,” said K. Douglas Ralph, Senior Vice President-Finance and Chief Financial Officer. “The new plan is effective upon completion of our existing buyback plan, which is essentially completed.”

         Repurchases under the new program will be funded with available cash, and made from time to time in either the open market or through private transactions. The timing, volume, and nature of share repurchases will be at the discretion of management, dependent on market conditions, other priorities for cash investment, applicable securities laws, and other factors, and may be suspended or discontinued at any time. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when Carpenter might otherwise be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.

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About Carpenter

Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Detailed information about Carpenter Technology can be accessed at our website: www.cartech.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied.  The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2006, its subsequent Form 10-Q, and the exhibits attached to those filings. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy including power generation, or other influences on Carpenter’s business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors;  4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages;  9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 10) the ability to successfully acquire and integrate acquisitions; and 11) the ability of Carpenter to implement and manage material capital expansion projects in a timely and efficient manner.  Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations.  The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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